Exhibit 99.3

2nd Quarter 2011 Results

Forward-Looking Statements This presentation contains forward-looking statements based on current expectations, including statements regarding our 2011 earnings outlook. These forward-looking statements are often identified by words such as “estimate,” “predict,” “may,” “believe,” “plan,” “expect,” “require,” “intend,” “assume” and similar words. Because actual results may differ materially from expectations, we caution you not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by Pinnacle West or APS. These factors include, but are not limited to: our ability to achieve timely and adequate rate recovery of our costs, including returns on debt and equity capital; our ability to manage capital expenditures and other costs while maintaining reliability and customer service levels; variations in demand for electricity, including those due to weather, the general economy, customer and sales growth (or decline), and the effects of energy conservation measures and distributed generation; power plant performance and outages; volatile fuel and purchased power costs; fuel and water supply availability; regulatory and judicial decisions, developments and proceedings; new legislation or regulation including those relating to greenhouse gas emissions, renewable energy mandates, nuclear plant operations and energy efficiency standards; our ability to meet renewable energy requirements and recover related costs; risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainty; competition in retail and wholesale power markets; the duration and severity of the economic decline in Arizona and current real estate market conditions; the cost of debt and equity capital and the ability to access capital markets when required; changes to our credit ratings; the investment performance of the assets of our nuclear decommissioning trust, pension, and other postretirement benefit plans and the resulting impact on future funding requirements; the liquidity of wholesale power markets and the use of derivative contracts in our business; potential shortfalls in insurance coverage; new accounting requirements or new interpretations of existing requirements; generation, transmission and distribution facility and system conditions and operating costs; the ability to meet the anticipated future need for additional baseload generation and associated transmission facilities in our region; the willingness or ability of our counterparties, power plant participants and power plant land owners to meet contractual or other obligations or extend the rights for continued power plant operations; technological developments affecting the electric industry; and restrictions on dividends or other provisions in our credit agreements and Arizona Corporation Commission orders. These and other factors are discussed in Risk Factors described in Item 1A of the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and in Part II, Item 1A of the Pinnacle West/APS Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, which you should review carefully before placing any reliance on our financial statements, disclosures or earnings outlook. Neither Pinnacle West nor APS assumes any obligation to update these statements, even if our internal estimates change, except as required by law. Second Quarter 2011 2

In this presentation, references to net income and earnings per share refer to amounts attributable to common shareholders. We present “regulated electricity segment gross margin” per diluted share of common stock. Regulated electricity segment gross margin refers to regulated electricity segment revenues less regulated electricity segment fuel and purchased power expenses. Regulated electricity segment gross margin is a “non-GAAP financial measure,” as defined in accordance with SEC rules. The Appendix contains a reconciliation of this non-GAAP financial measure to the referenced revenue and expense line items on our Condensed Consolidated Statements of Income, which are the most directly comparable financial measures calculated and presented in accordance with GAAP. We view regulated electricity segment gross margin as an important performance measure of the core profitability of our operations. We refer to “on-going earnings” in this presentation, which is also a non-GAAP financial measure. We believe on-going earnings provide investors with a useful indicator of our results that is comparable among periods because it excludes the effects of unusual items that may occur on an irregular basis. Reconciliations of on-going earnings to our net income available to common shareholders are included in this presentation. Investors should note that these non-GAAP financial measures may involve judgments by management, including whether an item is classified as an unusual item. These measures are key components of our internal financial reporting and are used by our management in analyzing the operations of our business. We believe that investors benefit from having access to the same financial measures that management uses. Amounts Attributable to Common Shareholders and Non-GAAP Financial Measures Second Quarter 2011 3

CFO Agenda 2nd Quarter Results Arizona Economic Outlook 2011 Earnings Guidance Credit Ratings, Liquidity and Financing Activities Second Quarter 2011 4

Consolidated EPS Comparisons 2nd Quarter 2011 vs. 2nd Quarter 2010 Per Share Net Income On-Going Earnings Per Share Second Quarter 2011 5

Non-GAAP EPS Reconciliation 2nd Quarter 2011 vs. 2nd Quarter 2010 Second Quarter 2011 2nd Qtr 2nd Qtr 2011 2010 Change EPS as reported $ 0.79 $ 1.07 $ (0.28) Adjustment: Discontinued operations, primarily related to APS Energy Services (0.01) (0.25) 0.24 On-going EPS $ 0.78 $ 0.82 $ (0.04) 6

Regulated electricity gross margin* $0.01 Taxes other than income taxes $(0.05) O&M* $0.03 Net Decrease $(0.04) = * Excludes costs, and offsetting operating revenues, associated with renewable energy, demand-side management and similar regulatory programs. See non-GAAP reconciliation for regulated electricity gross margin in Appendix. On-Going EPS Variances 2nd Quarter 2011 vs. 2nd Quarter 2010 Depreciation and amortization $(0.02) Other, net $(0.01) Second Quarter 2011 7

Regulated Electricity Gross Margin Drivers 2nd Quarter 2011 vs. 2nd Quarter 2010 Net Increase $0.01 = Higher retail usage $0.02 Weather effects $(0.02) See non-GAAP reconciliation in Appendix. Other, net $0.01 Line extension revenues $0.01 Transmission rate decrease $(0.01) Second Quarter 2011 8

Weather Indicators 2nd Quarter 2011 vs. 2nd Quarter 2010 Actuals vs. 10-Year Average Residential Cooling Degree-Days* Average Humidity 27% below normal 375 381 512 14% 16% 18% 10-Year Average 2Q 2010 2Q 2011 * 80° F. base Second Quarter 2011 9

Arizona Economic Indicators Employment & Consumer Spending Month-to- Month Change Non-Farm Job Growth ‘05 ‘06 ‘07 ‘08 ‘09 ‘05 ‘06 ‘07 ‘08 ‘09 ‘11 ‘10 ‘10 ‘11 Year-over- Year Change Consumer Spending Second Quarter 2011 10

Consolidated On-Going EPS Outlook As of August 2, 2011 Per Share  $2.75 – $2.90**  * Reflects 2011 reclassification of APS Energy Services as discontinued operation. **See key factors and assumptions in Appendix. Second Quarter 2011  11

Credit Ratings We are disclosing these ratings to enhance understanding of our sources of liquidity and the effects of our ratings on our costs of funds. APS Parent Corporate Credit Ratings      Moody’s Baa2 Baa3      S&P BBB BBB      Fitch BBB- BBB- Senior Unsecured      Moody’s Baa2 -      S&P BBB -      Fitch BBB - Outlook      Moody’s Stable Stable      S&P Positive Positive      Fitch Stable Stable Second Quarter 2011  12

CEO Discussion Agenda Arizona Regulatory Developments Renewables and Generation Investments Utility Operations Update Looking Ahead Second Quarter 2011 13

Appendix Second Quarter 2011

2011 Retail Rate Case Benefits Provides financial support APS needs to achieve Arizona’s energy goals Encourages progress toward sustainable energy future Supports renewable energy and energy efficiency Continues constructive regulatory framework established in 2009 regulatory settlement Promotes rate gradualism for customers The rate case provisions contain a number of benefits for customers and shareholders. Second Quarter 2011 15

2011 Retail Rate Case Key Financial Components APS has requested a base rate increase to become effective July 1, 2012. Second Quarter 2011 Annual Revenue Change Non-fuel base rate increase $ 194.1 6.6% Amounts transferring from adjustment mechanism revenues Renewable Energy Surcharge revenues related to AZ Sun and other solar projects 44.9 Power Supply Adjustor revenues (refunds) (143.5) Net base rate increase $ 95.5 3.3% 16

2011 Retail Rate Case Key Financial Assumptions Rate base $5.7 billion Return on equity 11% Capital structure Long-term debt 46.1% Common equity 53.9% Base fuel rate (¢/kWh) 3.24 Projected fuel-price year for base fuel rate 2012 Test year ended December 31, 2010 Updated rate base, cost of capital and fuel prices underpin the rate request amounts. Second Quarter 2011 17

2011 Retail Rate Case Details of Request Post test-year plant additions through rate effective date $259 million AZ Sun projects $161 million other projects Revenue-per-customer decoupling mechanism Infrastructure tracker New generation additions and generation efficiency projects Environmental compliance investments 100% Power Supply Adjustor Remaining portions of AZ Sun program to be recovered through RES until included in base rates (consistent with treatment for first 50 MW) Other key provisions continue constructive regulatory treatment and limit regulatory lag. Second Quarter 2011 18

APS AZ Sun Program – Phase I 100 MW solar photovoltaic plants to be owned by APS Up to $500 million capital investment In service 2011 - 2014 Constructive rate recovery Commitments to date: 83 MW with $384 million capital investment Project summary Additional procurement initiatives underway Name Net Capacity Target Operation Date Paloma 17 MW 2011 Cotton Center 17 MW 2011 Hyder Phase I 11 MW 2011 Hyder Phase II 5 MW 2012 Chino Valley 19 MW 2012 Luke Air Force Base 14 MW 2013 Second Quarter 2011 19

APS AZ Sun Program – Proposed Phase II Additional 100 MW solar photovoltaic plants to be owned by APS Up to $475 million capital investment In service 2013 through 2015 Rate recovery through RES until included in base rates To be balanced with purchases from third-party renewable resource developers Requested in 2012 RES implementation plan filed with ACC July 1, 2011 Decision expected by end of year Second Quarter 2011 20

Four Corners Power Plant Transactions Acquire Southern California Edison’s 739 MW interest in Units 4 & 5 and shut down 560 MW Units 1 – 3 Purchase price: $294 million Acquisition target date: late 2012 Estimated environmental compliance investment: $300 million Finance with mix of debt and equity Arizona, California and other regulatory approvals required ACC Procedural Schedule May 31, 2011 Staff/Intervenor direct testimony filed June 22, 2011 APS rebuttal testimony filed July 14, 2011 Hearing began Second Quarter 2011 21

Electricity gross margin (operating revenues,* net of fuel and purchased power expenses) about $2.01 billion to $2.06 billion, which was previously expected to be $2.05 billion to $2.10 billion Retail customer growth about 1% Weather-normalized retail electricity sales volume growth about 1% taking into account effects of Company’s energy efficiency initiatives Actual weather for first 7 months of year and normal weather patterns for remainder of year Operating expenses (operations and maintenance,* depreciation and amortization, and taxes other than income taxes) about $1.33 billion to $1.36 billion, which was previously expected to be $1.32 billion to $1.35 billion Interest expense, net of allowances for borrowed and equity funds used during construction, about $195 million to $205 million, which was previously expected to be $200 million to $210 million Net income attributable to noncontrolling interests about $25 million to $30 million, which was previously expected to be $20 million to $25 million Effective tax rate about 34% Full-year effect of 2010 equity issuance APS earnings to contribute substantially all of consolidated earnings 2011 On-Going EPS Guidance Key Factors and Assumptions as of August 2, 2011 * Excludes O&M, and offsetting operating revenues, associated with renewable energy, demand-side management and similar regulatory programs, as well as $28 million pretax related to settlement of prior-period Four Corners transmission rights-of-way. Second Quarter 2011 22

Gross Margin Effects of Weather Variances Versus Normal* 2010 Pretax Millions 2011 *All periods recalculated to conform to current presentation. Second Quarter 2011 23

Quarterly Mark-to-Market on Hedge Contracts* Pretax Millions * Related to APS 10% share under Power Supply Adjustor (PSA), net of related deferrals. 2009 2010 2011 Second Quarter 2011 24

Renewable Energy, Demand-Side Management and Similar Regulatory Expenses* * O&M expenses related to Renewable Energy Standard and similar regulatory programs are offset by comparable revenue amounts. 2008 Pretax Millions 2009 2010 2011 Second Quarter 2011 25

Non-GAAP Measure Reconciliation Regulated Electricity Segment Gross Margin Three Months Ended June 30, EPS $ millions, except per share amounts 2011 2010 Change Regulated electricity segment revenue* $ 799 $ 800 Regulated electricity segment fuel and purchased power expenses* (244) (252) Regulated electricity segment gross margin 555 548 $ 0.04 Less: RES, DSM and similar regulatory surcharge revenue** (35) (31) (0.03) Regulated electricity segment gross margin - adjusted $ 520 $ 517 $ 0.01 * Line items from Condensed Consolidated Statements of Income. **RES, Renewable Energy Standard; DSM, Demand-Side management. Second Quarter 2011 26

Non-GAAP EPS Reconciliation Year Ended December 31, 2010 Net income attributable to common shareholders $ 3.27 Adjustment - Discontinued Operations Real estate operations 0.05 APS Energy Services (0.29) On-going EPS $ 3.03 Second Quarter 2011 27